UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016

Alliance BioEnergy Plus, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	No.)	Identification No.)

400 North Congress Avenue, Suite 130, West Palm		77057
Beach, FL

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Item 5.07 Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders

Alliance BioEnergy Plus, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders on June 15, 2016. There were 52,966,742 outstanding shares eligible to vote as of May 23, 2016, the record date for the 2016 Annual Meeting and 35,695,303 shares were present either in person or by proxy at the meeting (which represented 67.39% of the issued and outstanding shares eligible to vote). At the meeting, the following actions were taken:

(i) The Company’s shareholders elected four directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2017. The directors elected, as well as the number of votes cast for and votes withheld for each individual are set forth below:

Nominee	Votes For	% Voted For	Withheld	% Withheld

Daniel de Liege	35,027,199	98.13%	668,104	1.87%
Charles F. Sills	35,314,658	98.93%	380,645	1.07%
George D. Bolton	35,314,658	98.93%	380,645	1.07%
Troy Lorenz	30,455,125	85.32%	5,240,178	14.68%

The Company decided not to nominate Joseph Walsh for reelection as a director and, as a result, his term as a director expired as of June 15, 2016, the date of the Company’s 2016 Annual Meeting.

(ii) The Company’s shareholders approved a proposal to increase the Company’s authorized capital from 110,000,000 to 510,000,000 shares comprising 500,000,000 shares of Common Stock par value $0.001 and 10,000,000 shares of Preferred Stock par value $0.001 with the following votes:

Amount
Votes for approval:	23,993,100
Votes against:	11,562,766
% Voted for approval	67.22%
% Voted against approval:	32.39%
Abstentions:	139,437
% Abstentions:	0.39%

(iii) The Company’s shareholders approved a proposal to ratify the Audit Committee’s appointment of Paritz & Company, P.A. as the Company’s independent registered public accounting firm for the year ending December 31, 2016, with the following votes:

Amount
Votes for approval:	35,438,045
Votes against:	246,808
% Voted for approval	99.28%
% Voted against approval:	0.69%
Abstentions:	10,400
% Abstentions:	0.03%

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance BioEnergy Plus, Inc.

/s/ Daniel de Liege
By:
Name: Daniel de Liege
Title: President

Dated: June 16, 2016